Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-206534) on Form S-8 of our report dated August 16, 2023, appearing in this Annual Report on Form 11-K of the Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2023.

Bonadio & Co.,LLP

August 16, 2023

Amherst, NY